UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 30, 2013, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our second quarter fiscal 2013 unaudited results and updated guidance for fiscal 2013.

The press release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, segment-level diluted earnings (loss) per share from continuing operations, a non-GAAP financial measure, was included. This non-GAAP financial measure reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments.

In addition, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted gross margin; (iv) adjusted gross margin rate; (v) adjusted operating profit; (vi) adjusted operating profit rate; (vii) adjusted income tax expense; (viii) adjusted effective income tax rate; (ix) adjusted income from continuing operations; (x) adjusted net income; (xi) adjusted diluted earnings per common share from continuing operations; and (xii) adjusted diluted earnings per common share. The fiscal 2013 year-to-date non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a first quarter fiscal 2013 after-tax accrual of a loss contingency of $3.2 million ($0.06 per diluted common share) associated with a store-related legal matter, combined with a second quarter fiscal 2013 after-tax adjustment of $0.4 million ($0.01 per diluted common share) associated with the settlement of that matter - the result of which is a total after-tax charge for the matter of $2.8 million ($0.05 per diluted common share) during the fiscal 2013 year-to-date period. The second quarter fiscal 2013 non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP only the after-tax loss contingency adjustment of $0.4 million ($0.01 per diluted common share) associated with the settlement of the store-related legal matter. The fiscal 2012 year-to-date non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a first quarter fiscal 2012 non-cash, after-tax charge of $3.4 million ($0.05 per diluted common share) incurred in connection with a change in an accounting principle associated with our implementation of new inventory management information systems.

As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that disclosure of the segment-level non-GAAP financial measures provides useful information to investors because it separately reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Our management also believes that disclosure of the other non-GAAP financial measures provides useful information to investors because they present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our August 30, 2013 press release (Exhibit 99.1) and the transcript of our August 30, 2013 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	99.1*	Big Lots, Inc. press release dated August 30, 2013.

	99.2*	Big Lots, Inc. conference call transcript dated August 30, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 5, 2013	By:	/s/ Timothy A. Johnson
Timothy A Johnson
Senior Vice President and Chief Financial Officer